Exhibit 99.1

Rafael Holdings Reports Third Quarter Fiscal 2026 Financial Results

NEWARK, NJ – June 11, 2026 (GLOBE NEWSWIRE) - Rafael Holdings, Inc. (NYSE: RFL) today reported its financial results for the third quarter fiscal year 2026 ended April 30, 2026.

“Yesterday, we were pleased to announce that we reached the completion of the last patient last visit of our pivotal Phase 3 TransportNPC™ trial, and we are grateful for the patients and families, advocacy organizations, and physicians who stood at the heart of this global effort. Together, we have advanced the clinical understanding of NPC, as well as the lived experience of this devastating disease, as we work to deliver a potentially life changing treatment option for a community with significant unmet need,” said Joshua Fine, Chief Operating Officer of Rafael Holdings. “We would also like to recognize the FDA for their long-term continued collaboration, and guidance in advancing this program.”

“Following our pre-NDA meeting with the FDA, we believe we have a clear and expedited path forward reflective of the urgency and unmet need in NPC and expect to submit our NDA in the second half of calendar 2026. NPC represents a high-unmet-need market, positioning Rafael Holdings to potentially unlock substantial, long-term value for our shareholders as we work toward transitioning Rafael Holdings into a commercial-stage biotechnology company,” said Howard Jonas, Chief Executive Officer, Executive Chairman and Chairman of the Board of Rafael Holdings.

Rafael Holdings, Inc. Third Quarter Fiscal Year 2026 Financial Results

As of April 30, 2026, we had cash and cash equivalents of $30.5 million.

For the three months ended April 30, 2026, we recorded a net loss attributable to Rafael Holdings of $4.2 million, or $0.08 per share, versus a net loss of $4.8 million, or $0.19 per share in the year ago period. The year over year increase in net loss is largely attributable to the consolidation of Cyclo Therapeutic’s expenses following the acquisition of Cyclo in March 2025.

Research and development expenses were $4.9 million for the three months ended April 30, 2026, compared to $3.0 million in the year ago period. The year over year increase relates to the inclusion in the current year period of research and development spending at Cyclo following the March 2025 acquisition.

General and administrative expenses were $2.1 million for the three months ended April 30, 2026, compared to $3.2 million in the year ago period. The year over year decrease relates to a decrease in payroll, stock-based compensation expense and professional fees during the quarter ended April 30, 2026, offset by the inclusion of expenses at Cyclo following the March 2025 acquisition.

Rafael Holdings, Inc. First Nine Months Fiscal Year 2026 Financial Results

For the nine months ended April 30, 2026, we recorded a net loss attributable to Rafael Holdings of $20.5 million, or $0.40 per share, versus a net loss of $18.4 million, or $0.73 per share in the year ago period. The year over year increase in net loss is attributable to the consolidation of Cyclo Therapeutic’s expenses following the acquisition of Cyclo in March 2025.

Research and development expenses were $16.9 million for the nine months ended April 30, 2026, compared to $5.3 million in the year ago period. The year over year increase relates to the inclusion in the current year period of spending at Cyclo following the March 2025 acquisition.

General and administrative expenses were $7.3 million for the nine months ended April 30, 2026, compared to $8.3 million in the year ago period. The decrease related to the inclusion of expenses at Cyclo following the March 2025 acquisition which was more than offset by reductions in payroll due to terminations and reduced stock-based compensation expense and professional fees.

About Rafael Holdings, Inc.

Rafael Holdings, Inc. is a biotechnology company that develops pharmaceuticals and holds interests in clinical and early-stage companies that develop pharmaceuticals and medical devices. Our lead candidate is Trappsol® Cyclo™, which is being evaluated in clinical trials for the potential treatment of Niemann-Pick Disease Type C1 (“NPC1”), a rare, fatal and progressive genetic disorder. We also hold interests in other clinical-stage and early-stage pharmaceutical development companies and an orthopedic-focused medical device company. Our lead candidate, Trappsol® Cyclo™, is the subject of an ongoing pivotal Phase 3 clinical trial.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of our product candidates; plans regarding the further evaluation of clinical data; and the potential of our pipeline, including our internal cancer metabolism research programs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, those disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2025, and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contact:

Barbara Ryan

Barbara.ryan@rafaelholdings.com

(203) 274-2825

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RAFAEL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

 (in thousands, except share and per share data)

	April 30, 2026	July 31, 2025
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$30,497	$52,769
Prepaid clinical costs	2,919	1,045
Other receivables	—	1,206
Accounts receivable, net of allowance for credit losses of $245 at April 30, 2026 and July 31, 2025	294	627
Inventory	276	281
Prepaid expenses and other current assets	872	786
Total current assets	34,858	56,714

Property and equipment, net	1,524	1,596
Non-current prepaid clinical costs	244	1,399
Convertible notes receivable classified as available-for-sale	2,124	1,858
Goodwill	19,939	19,939
Intangible assets, net	896	994
In-process research and development	31,575	31,575
Investments	750	—
Other assets	80	34
TOTAL ASSETS	$91,990	$114,109

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$7,043	$6,893
Accrued expenses	2,764	3,304
Convertible notes payable	608	614
Due to related parties, net	535	723
Other current liabilities	70	66
Total current liabilities	11,020	11,600

Accrued expenses, noncurrent	—	3,895
Convertible notes payable, noncurrent	2	78
Deferred income tax liability	138	138
Other liabilities	27	27
TOTAL LIABILITIES	11,187	15,738

COMMITMENTS AND CONTINGENCIES

EQUITY
Class A common stock, $0.01 par value; 35,000,000 shares authorized, 787,163 shares issued and outstanding as of April 30, 2026 and July 31, 2025	8	8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 51,206,648 issued and outstanding (excluding treasury shares of 101,487) as of April 30, 2026, and 50,789,697 issued and outstanding (excluding treasury shares of 101,487) as of July 31, 2025	513	508
Additional paid-in capital	323,234	322,161
Accumulated deficit	(252,722)	(232,263)
Treasury stock, at cost; 101,487 Class B shares as of April 30, 2026 and July 31, 2025	(168)	(168)
Accumulated other comprehensive income related to unrealized income on available-for-sale securities	624	358
Accumulated other comprehensive income related to foreign currency translation adjustment	3,897	3,787
Total equity attributable to Rafael Holdings, Inc.	75,386	94,391
Noncontrolling interests	5,417	3,980
TOTAL EQUITY	80,803	98,371
TOTAL LIABILITIES AND EQUITY	$91,990	$114,109

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

 (unaudited, in thousands, except share and per share data)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2026	2025	2026	2025
REVENUE
Infusion Technology	$—	$42	$—	$93
Rental – Third Party	60	49	173	147
Rental – Related Party	30	28	89	84
Product revenue	89	243	368	243
Total revenue	179	362	630	567

COSTS AND EXPENSES
Cost of Infusion Technology revenue	—	31	—	106
Cost of Product revenue	8	9	29	9
General and administrative	2,140	3,170	7,260	8,284
Research and development	4,853	3,003	16,866	5,276
Depreciation and amortization	48	62	153	238
Loss on impairment of goodwill	—	—	—	3,050
Loss from operations	(6,870)	(5,913)	(23,678)	(16,396)

Interest income	286	472	1,023	1,529
Realized gain on available-for-sale securities	—	—	—	178
Unrealized (loss) on investment - Cyclo	—	(1,393)	—	(5,144)
Unrealized gain (loss) on convertible notes receivable, due from Cyclo	—	383	—	(719)
Interest expense	(6)	(165)	(327)	(490)
Gain on settlement of accounts payable and convertible notes payable	3,723	—	3,958	—
Other (loss) income, net	(26)	154	54	74
Loss before income taxes	(2,893)	(6,462)	(18,970)	(20,968)
(Provision for) benefit from income taxes	(6)	2,411	(52)	2,379

Consolidated net loss	(2,899)	(4,051)	(19,022)	(18,589)
Net income (loss) attributable to noncontrolling interests	1,327	728	1,437	(163)
Net loss attributable to Rafael Holdings, Inc.	$(4,226)	$(4,779)	$(20,459)	$(18,426)

Loss per share attributable to common stockholders
Basic and diluted	$(0.08)	$(0.19)	$(0.40)	$(0.73)

Weighted average number of shares used in calculation of loss per share
Basic and diluted	51,229,576	25,238,501	51,327,943	25,131,655

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